Exhibit 99.1
FOR IMMEDIATE RELEASE
For more information contact:

Investor Relations	Media Relations
Gene Skayne	Beth Cossette
508.323.1080	781.782.5715
gene_skayne@3com.com	beth_cossette@lpp.com
3Com Reports Results for First Quarter Fiscal Year 2010
MARLBOROUGH, MASS.—September 24, 2009—3Com Corporation (Nasdaq: COMS) today reported financial results for its fiscal 2010 first quarter, which ended August 28, 2009. Revenue in the quarter was $290.5 million, compared to revenue of $342.7 million in the corresponding period in fiscal 2009, a 15.2 percent decrease.
     Net income in the quarter was $7.5 million, or $0.02 per diluted share, compared with net income of $79.8 million, or $0.20 per diluted share, in the first quarter of fiscal year 2009. Fiscal year 2009 first quarter results included a $70.0 million favorable patent dispute resolution, representing a benefit of $0.17 per diluted share. On a non-GAAP basis, net income for the first quarter of fiscal year 2010 was $30.6 million, or $0.08 per diluted share, compared with net income of $43.4 million, or $0.11 per diluted share, for the first quarter of fiscal year 2009.
     3Com generated $16.9 million in cash from operations in the quarter. 3Com’s cash and equivalents and short term investments balance at August 28, 2009 was $665.8 million.
     “We are pleased with 3Com’s start to our new fiscal year,” said Bob Mao, 3Com’s Chief Executive Officer. “We had a very good quarter, delivering solid revenue performance, improving gross margin over the prior year, and continuing to generate cash from operations.”
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     Management will host a conference call and Webcast at 8:30 a.m. EDT, Thursday, September 24, 2009, to discuss the company’s financial results and business outlook. To participate on the call, U.S. and international parties may dial (913) 312-1453. Alternatively, interested parties may listen to the live broadcast of the call over the Internet at 3Com’s Investor Relations Web site (www.3com.com/investor) in the Earnings Webcast section.

3Com Reports Results for First Quarter Fiscal 2010, p. 2
     For those unable to participate on the live call, a replay will be available starting at 12:30 p.m. EDT on September 24, 2009 by dialing (719) 457-0820 or (888) 203-1112, Confirmation Code: 4218350. A replay will also be available over the Internet at 3Com’s Investor Relations Web site (www.3com.com/investor) in the Earnings Webcast section. The replay will be available for approximately three weeks after posting.
     Additional financial information is available on the Investor Relations section of our Web site.
Safe Harbor
This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our business objectives and goals. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to: our ability to grow profitably, expand outside of China, maintain and expand in China, improve expense controls while making investments to grow and other risks detailed in the Company’s filings with the SEC, including those discussed in the Company’s annual report filed with the SEC on Form 10-K for the fiscal year ended May 29, 2009.
3Com Corporation does not intend, and disclaims any obligation, to update any forward-looking information contained in this release or with respect to the announcements described herein.
The non-GAAP measures used by the Company exclude restructuring, amortization, stock-based compensation expense and, if applicable in the relevant period, unusual items, such as those items detailed in the tables attached to this press release. The required reconciliations and other disclosures for all non-GAAP measures used by the Company are set forth later in this press release, in the Current Report on Form 8-K furnished to the SEC on the date hereof and/or in the investor relations section of our Web site, www.3com.com.
References to the financial information included in this news release reflect rounded numbers and should be considered approximate values.
About 3Com Corporation
3Com Corporation is a $1.3 billion global enterprise networking solutions provider that sets a new price/performance standard for customers. 3Com has three global brands—H3C, 3Com, and TippingPoint—that offer high-performance networking and security solutions to enterprises large and small. The H3C enterprise networking portfolio—a market leader in China—includes products that span from the data center to the edge of the network, while TippingPoint network-based intrusion prevention systems and network access control solutions deliver in-depth, no-compromise application, infrastructure and performance protection.
Copyright© 2009 3Com Corporation. 3Com, the 3Com logo, H3C and TippingPoint are registered trademarks of 3Com Corporation or its wholly owned subsidiaries in various countries around the world. All other company and product names may be trademarks of their respective holders.

3Com Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
TABLE A

	Three Months Ended
	August 28,	August 29,
	2009	2008
Sales	$290,502	$342,650
Cost of sales	123,931	153,023

Gross profit	166,571	189,627

Operating expenses (income):
Sales and marketing	84,788	87,482
Research and development	38,968	47,147
General and administrative	21,370	24,454
Amortization of intangibles	17,071	25,164
Patent dispute resolution	—	(70,000)
Restructuring charges	1,133	1,997

Operating expenses, net	163,330	116,244

Operating income	3,241	73,383

Interest expense, net	(1,088)	(1,251)
Other income, net	11,547	12,871

Income from operations before income taxes	13,700	85,003

Income tax provision	(6,239)	(5,166)

Net income	$7,461	$79,837

Basic and diluted income per share	$0.02	$0.20

Shares used in computing basic per share amounts	389,774	402,889

Shares used in computing diluted per share amounts	396,266	404,072

3Com Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
TABLE B

	August 28,	May 29,
	2009	2009
ASSETS

Current assets:
Cash and equivalents	$625,908	$545,818
Short term investments	39,915	98,357
Notes receivable	46,926	40,590
Accounts receivable, net	101,536	112,771
Inventories, net	86,232	90,395
Other current assets	47,229	56,982

Total current assets	947,746	944,913

Property & equipment, net	38,228	40,012
Goodwill	609,297	609,297
Intangibles, net	181,578	198,624
Deposits and other assets	24,860	22,511

Total assets	$1,801,709	$1,815,357

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$67,928	$68,350
Current portion of long-term debt	88,000	48,000
Accrued liabilities and other	360,369	394,103

Total current liabilities	516,297	510,453

Deferred taxes and long-term obligations	41,328	40,729
Long-term debt	112,000	152,000
Stockholders’ equity	1,132,084	1,112,175

Total liabilities and stockholders’ equity	$1,801,709	$1,815,357

3Com Corporation
Reconciliation of Non-GAAP Financial Measures
(in thousands, except margin and per-share data)
(unaudited)
TABLE C

	Three Months Ended
	August 28,	August 29,
	2009	2008
GAAP net income	$7,461	$79,837
Restructuring	1,133	1,997
Amortization of intangibles	17,071	25,164
Patent dispute resolution [a]	—	(70,000)
Stock-based compensation expense [b]	4,885	6,442

Non-GAAP net income	$30,550	$43,440

GAAP net income per share	$0.02	$0.20
Restructuring	0.00	0.00
Amortization of intangibles	0.04	0.06
Patent dispute resolution [a]	—	(0.17)
Stock-based compensation expense [b]	0.02	0.02

Non-GAAP net income per share, diluted	$0.08	$0.11

Shares used in computing diluted per share amounts	396,266	404,072

[a]	Resolution of Realtek patent dispute.

[b]	Stock-based compensation expense is included in the following cost and expense categories by period:

	Three Months Ended
	August 28,	August 29,
	2009	2008
Cost of sales	540	758
Sales and marketing	1,590	1,758
Research and development	476	884
General and administrative	2,279	3,042